QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 26, 2003

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)

5775 Peachtree Dunwoody Road, Suite B-200
Atlanta Georgia 30342
(Address of Principal Executive Offices)

(404) 250-3420
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On June 24, 2003, Beazer Homes USA, Inc. (the "Company") issued the press release attached hereto as exhibit 99.1 and made a part hereof announcing that the Company has completed the previously announced redemption of all of its $100 million 8.875% Senior Notes due 2008 and expects to record a pre-tax charge of approximately $7.6 million (approximately $0.34 per share, after tax) during the quarter ending June 30, 2003 related to the redemption of the notes and the refinancing of its existing term loan. For additional information, please see the press release.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits

99.1
Press release issued June 24, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: June 26, 2003	By:	/s/ DAVID S. WEISS David S. Weiss Executive Vice President and Chief Financial Officer

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES